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                                                                    Exhibit 23.1



                          Independent Auditors' Consent




The Board of Directors
eResearchTechnology, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-88361) and in the registration statements on Form S-8 (Nos. 333-61954, 333-26471 and 333-80121) of eResearchTechnology, Inc. of our report dated February 3, 2003, with respect to the consolidated balance sheet of eResearchTechnology, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002, and the related consolidated financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of eResearchTechnology, Inc.

Our report refers to our audit of the adjustments that were applied and disclosures that were added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustments and disclosures.


                                            /s/ KPMG LLP
Philadelphia, Pennsylvania
March 10, 2003